SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 19, 2008

First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-33652	26-0610707
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

201 Wells Avenue South, Renton, Washington	98057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
 240.13e-4 (c))

Item 2.02 Results of Operations and Financial Condition

On March 19, 2008, First Financial Northwest, Inc. (the “Company”) issued its earnings release for the quarter and year ended December 31, 2007. A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company, a Washington corporation, was formed in connection with the conversion of First Financial Holdings, MHC from the mutual to the stock form of organization, which was completed on October 9, 2007.  In connection with the conversion, the Company issued a total of 22,852,800 shares of common stock.

Item 9.01. Financial Statements and Exhibits

(d)             Exhibits

99.1           Press Release dated March 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                      FIRST FINANCIAL NORTHWEST, INC.

DATE: March 19, 2008                                                                                          By: /s/   Victor Karpiak
                             Victor Karpiak
                              President and Chief Executive Officer

Exhibit 99.1

**For Immediate Release**

                            For more information, contact:
                            Victor Karpiak: (425) 255-4400

FIRST FINANCIAL NORTHWEST, INC.
REPORTS FOURTH QUARTER AND YEAR TO DATE FINANCIAL RESULTS

Renton, Washington – March 19, 2008- First Financial Northwest, Inc. (the Company) (Nasdaq: FFNW), the holding company for First Savings Bank Northwest (“Bank”), announced today that it incurred a $10.4 million net loss for the fourth quarter ended December 31, 2007. Included in the loss was a one-time contribution to the First Financial Northwest Foundation of $16.9 million of Company stock in connection with the mutual to stock conversion. On October 9, 2007, upon completion of the  mutual to stock conversion, First Financial Northwest, Inc. became the holding company for First Savings Bank of Renton which changed its name to First Savings Bank Northwest. For the period its stock was outstanding, October 9, 2007 to December 31, 2007, the Company reported a net loss of $10.7 million or a loss per share of $0.51. Mr. Victor Karpiak, Chairman of the Board and Chief Executive Officer of the Company, stated, “First Savings Bank Northwest has a long history of giving back to the Community and we feel this is one more way of carrying on that legacy.” Absent this one-time contribution, the Company would have generated $636,000 in income before tax for the quarter. If the one-time contribution was not made in 2007, income before tax would have been $9.3 million for the year ended December 31, 2007. For the year ended December 31, 2007, the Company had a net loss of $4.0 million compared to net income of $7.1 million for the year ended December 31, 2006.

Net interest income for the quarter ended December 31, 2007, increased $4.3 million to $8.2 million from $3.9 million for the same period in 2006. For the year, net interest income increased $5.7 million to $23.7 million from $18.0 million in 2006 as a result of the $172.4 increase in our average loans receivable and a 29 basis point increase in yield, partially offset by a 30 basis point increase in our average cost of funds and a $63.8 million increase in the average interest-bearing liabilities. Our net loan portfolio increased $180.4 million in 2007 to $880.7 million as compared to $700.3 million at December 31, 2006.

We recorded a $6.0 million provision for loan losses for the year ended December 31, 2007, an increase of $5.7 million from the comparable period in 2006. During the fourth quarter of 2007 we recorded a loan loss provision of $4.8 million. Of this increase, $4.5 million related to $30.7 million of impaired loans to one builder for projects secured by real estate in King, Pierce and Thurston counties, Washington. These loans are to a builder of entry level homes whose sales have been impacted by the current credit tightening as first time home purchasers generally have lower credit scores and a minimal amount of equity to finance the purchase. The remaining increase was attributable to growth in our loan portfolio and the peer group analysis incorporated as part of the methodology we utilize to compute the balance required for our allowance for loan loss account as a result of our lack of any historical loss experience.  Mr. Karpiak commented, “We are continuing to monitor our builder relationships closely.  At this time we are not aware of any other significant credit issues in our portfolio, and the Company has not been involved in any sub prime lending activities.”

Noninterest income remained relatively the same for the fourth quarter and the year ended December 31, 2007 from the comparable periods in 2006.

Noninterest expense increased $17.1 million for the fourth quarter of 2007 to $20.1 million and increased $17.6 million to $26.0 million for the year ended December 31, 2007 as compared to the fourth quarter and year ended December 31, 2006, respectively. As previously mentioned, $16.9 million of this increase was related to the one-time contribution to the First Financial Northwest Foundation.

At December 31, 2007, total assets were $1.1 billion, an increase of $136.2 million as compared to December 31, 2006.  Our loan portfolio, net of the loan allowance, increased $180.4 million during 2007. Loan originations totaled: $118.6 million in one-to four-family mortgages; $66.3 million and $10.0 million in commercial real estate and multi-family mortgages, respectively; and $5.9 million in consumer loans. We also originated $233.7 million in construction/land development loans through Executive House.
The following table presents a breakdown of our loan portfolio:

	At December 31,
	2007		2006
	Amount	Percent	Amount	Percent
	(Dollars in Thousands)
Real Estate:
One-to four-family residential	$424,863	42.45%	$373,192	48.86%
Multi-family residential	76,039	7.60	79,701	10.44
Commercial	204,798	20.46	153,924	20.15
Construction/land development	288,378	28.82	153,401	20.08
Total real estate	994,078	99.33	760,218	99.53

Consumer
Home equity	6,368	0.64	3,038	0.40
Savings account	127	0.01	296	0.03
Other	177	0.02	203	0.04
Total consumer	6,672	0.67	3,537	0.47

Total loans	1,000,750	100.00%	763,755	100.00%

Less:
Loans in process	108,939		58,731
Deferred loan fees	3,176		2,725
Allowance for loan losses	7,971		1,971

Loans receivable, net	$880,664		$700,328

As of December 31, 2007, nonaccrual loans and loans 90 days or more past due totaled $32.3 million as a percentage of total loans was 3.22%, and as a percentage of the total assets was 2.83%. Of our nonperforming assets, $30.7 million represent loans to one builder for projects secured by real estate in King, Pierce and Thurston counties, Washington, as discussed previously.

Total liabilities declined $69.1 million to $831.6 million at December 31, 2007 from 2006. This decline was primarily the result of decreases in deposits and advances from the Federal Home Loan Bank of Seattle (FHLB). Deposits decreased $21.2 million which mainly resulted from withdrawals to fund stock purchases in connection with our stock conversion. Advances from the FHLB totaled $96.0 million at the end of December 31, 2007 compared to $147.0 million at December 31, 2006, a $51.0 million or 34.69% reduction. The Bank utilized part of the funds received from the Company, in the mutual to stock conversion, to reduce FHLB advances.

Total equity of the Company increased $205.3 million or 197.4% to $309.3 million at December 31, 2007 from $104.0 million at December 31, 2006. This increase was primarily the result of $224.4 million related to our mutual to stock conversion, which was offset by the purchase of Employee Stock Ownership Plan shares of $16.9 million and a net loss of $4.0 million for the year ended December 31, 2007.

First Financial Northwest, Inc. is a Washington corporation headquartered in Renton, Washington. It is the parent company of First Savings Bank Northwest; a Washington chartered stock savings bank that was originally organized in 1923. The Company serves the Puget Sound Region of Washington that includes King, Snohomish and Pierce Counties, through its full-service banking office. The Company is part of the America’s Community Bankers NASDAQ Index. For additional information about the Company and the Bank, please visit our website at www.fsbnw.com and click on the “Investor Relations” section.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company's primary market area; demand for construction/land development,  residential, commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; technological factors affecting operations; pricing of products and services; and other risks detailed in the Company's reports filed with the Securities and Exchange Commission. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Balance Sheet
(Dollars in thousands, except share data)
(Unaudited)
	December 31,
Assets	2007	2006

Cash on hand and in banks	$3,675	12,135
Interest-bearing deposits	787	7,238
Federal funds sold	7,115	7,290
Investments available for sale	119,837	149,051
Investments held to maturity (fair value
of $81,545 and $87,724)	80,410	86,786
Loans receivable, net of allowance of $7,971 and $1,971	880,664	700,328
Premises and equipment, net	13,339	13,737
Federal Home Loan Bank stock, at cost	4,671	4,671
Accrued interest receivable	5,194	4,710
Mortgage servicing rights	1,126	1,560
Federal income tax receivable	—	636
Deferred tax assets, net	7,093	—
Goodwill	14,206	14,206
Prepaid expenses and other assets	2,771	2,363
Total assets	$1,140,888	1,004,711
Liabilities and Stockholders' Equity
Liabilities
Deposits	$729,494	750,710
Advances from Federal Home Loan Bank	96,000	147,000
Advance payments from borrowers for taxes
and insurance	2,092	1,105
Accrued interest payable	132	176
Federal income tax payable	726	—
Deferred tax liabilities, net	—	56
Other liabilities	3,158	1,622
Total liabilities	831,602	900,669

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; authorized 10,000,000
shares, no shares issued or outstanding	—	—
Common stock, $0.01 par value; authorized 90,000,000
shares; issued and outstanding 22,852,800
and -0- in 2007 and 2006, respectively	229	—
Additional paid-in capital	224,181	—
Retained earnings, substantially restricted	102,769	106,753
Accumulated other comprehensive loss, net	(1,180)	(2,711)
Unearned Employee Stock Ownership Plan (ESOP) shares	(16,713)	—
Total stockholders' equity	309,286	104,042
Total liabilities and stockholders' equity	$1,140,888	1,004,711

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Statement of Income
(Dollars in thousands, except share data)
(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Interest income
Loans, including fees	$15,250	11,572	56,123	43,416
Investments available for sale	1,392	1,657	5,950	7,234
Investments held to maturity	115	56	334	225
Tax-exempt investments held to maturity	849	904	3,474	3,593
Federal funds sold and interest bearing deposits with banks	122	150	660	787
Dividends on Federal Home Loan Bank stock	9	5	28	5

Total interest income	17,737	14,344	66,569	55,260

Interest expense
Deposits	8,405	8,529	34,825	30,982
Federal Home Loan Bank advances	1,172	1,913	8,023	6,266

Total interest expense	9,577	10,442	42,848	37,248

Net interest income	8,160	3,902	23,721	18,012

Provision for loan losses	4,800	—	6,000	320

Net interest income after provision for loan losses	3,360	3,902	17,721	17,692

Noninterest income (expense)
Net gain (loss) on sale of investments	—	—	—	(3)
Other	453	(46)	589	(89)

Total noninterest income (expense)	453	(46)	589	(92)

Noninterest expense
Salaries and employee benefits	1,903	2,180	5,383	5,331
Occupancy and equipment	298	269	1,060	1,092
Contribution to First Financial Northwest Foundation	16,928	—	16,928	—
Other general and administrative	976	531	2,598	1,961

Total noninterest expense	20,105	2,980	25,969	8,384

Income (loss) before federal income taxes	(16,292)	876	(7,659)	9,216

Federal income tax (benefit) expense	(5,891)	74	(3,675)	2,128

Net income (loss)	$(10,401)	802	(3,984)	7,088

Basic loss per share (1)	$(0.51)	N/A	(0.51)	N/A

Diluted loss per share (1)	$(0.51)	N/A	(0.51)	N/A
_______________
(1) Loss per share is calculated for the period from October 9, 2007 to December 31, 2007 the period for which the Company was publicly-owned.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Ratios
(Unaudited)

	At or For the
	Twelve Months Ended
	December 31,
	2007	2006

Performance Ratios:
Return on assets (1)	(0.37)%	0.75%
Return on equity (2)	(2.59)	6.86
Equity-to-assets ratio (3)	14.37	10.89
Interest rate spread (4)	1.75	1.76
Net interest margin (5)	2.30	2.01
Tangible equity to tangible assets (6)	26.19	9.07
Average interest-earning assets to
average interest-bearing liabilities	113.48	106.05
Efficiency ratio (7)	106.82	46.79
Noninterest expense as a percent of
average total assets (8)	2.42	0.88

Capital Ratios (9):
Tier 1 leverage	16.62	8.61
Tier 1 risk-based	24.84	14.23
Total risk-based	25.91	14.56

Asset Quality Ratios:
Nonaccrual and 90 days or more past
due loans as a percent of total loans	3.22	0.02
Nonperforming assets as a percent
of total assets	2.83	0.02
Allowance for losses as a percent of
total loans receivable	0.80	0.26
Allowance for losses as a percent of
nonperforming loans	24.71	1,279.87
Net charge-offs to average loans
receivable, net	--	--
___________________________________________
(1)	Net income divided by average total assets
(2)	Net income divided by average equity.
(3)	Average equity divided by average total assets.
(4)	Difference between weighted average yield on interest-earning assets and weighted average cost on interest-bearing liabilities.
(5)	Net interest margin, otherwise known as net yield on interest-earning assets, is calculated as net interest income divided by average interest-earning assets.
(6)	Tangible equity is equity less goodwill and other intangible assets.
(7)	The efficiency ratio represents the ratio of noninterest expense divided by the sum of net interest income and noninterest income (expense).
(8)
Noninterest expense in 2007 included a one-time expense for the establishment of the First Financial Northwest Foundation of $16.9 million. Without this one-time expense, the efficiency ratio for the year ended December 31, 2007 would have been 37.19% and noninterest expense as a percent of average total assets for the same period would have been 0.84%.

(9)	Capital ratios are for the Bank only.